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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):   March 26, 1998
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                      Security Dynamics Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


           0-25120                               04-2916506
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(Commission File Number)            (I.R.S. Employer Identification No.)


20 Crosby Drive
Bedford, Massachusetts                           01730
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(Address of Principal Executive Offices)      (Zip Code)


                                 (781) 687-7000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

      On March 26, 1998 (the "Effective Date"), Security Dynamics Technologies, Inc. (the "Company") acquired all of the outstanding capital stock of Intrusion Detection Inc., a New York corporation ("IDI"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 25, 1998, by and among the Company, IDI, Apple Acquisition Corp., a wholly owned subsidiary of the Company, and Robert Kane and Lillian Kane (the "IDI Stockholders").

      Pursuant to the Merger Agreement, the Company issued approximately 784,000 shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), in exchange for all of the outstanding capital stock of IDI. Based on the closing price of the Common Stock on the Nasdaq National Market on March 25, 1998, the transaction is valued at approximately $32.5 million. The transaction will be accounted for as a pooling of interests. The Company used authorized, but previously unissued, shares of Common Stock in the acquisition. The number of shares of Common Stock issued in exchange for the shares held by the IDI Stockholders was determined in an "arm's length" negotiation and the transaction was unanimously approved by the Boards of Directors of the Company and IDI. Prior to the Effective Date, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with IDI.

      In connection with the Merger Agreement, the Company and the IDI Stockholders entered into a Registration Rights Agreement, dated as of March 25, 1998, pursuant to which the Company has agreed to file a Registration Statement on Form S-3, on or prior to the 15th business day following the Effective Date, for the purpose of registering under the Securities Act of 1933 the shares of Common Stock issued to such stockholders pursuant to the Merger Agreement.

      In addition, the Company, the IDI Stockholders, the representative of such IDI Stockholders and State Street Bank and Trust Company, as escrow agent, have entered into an Escrow Agreement, dated as of March 25, 1998, providing, among other things, that 10% of the shares of Common Stock received by the IDI Stockholders pursuant to the Merger Agreement will be held in escrow to reimburse the Company in connection with breaches of representations, warranties or covenants made by the IDI Stockholders in the Merger Agreement.

      IDI, based in New York, is a leading publisher of network security software tools that help network officials manage enterprise-wide security more effectively. The IDI products, Kane Security Analyst and Kane Security Monitor are highly complementary to the Company's SecurSight family of plug-in enterprise security solutions and address two critical solutions areas, network security assessment and monitoring. The products are currently distributed both directly and through distributors in the United States and


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through resellers in 20 countries and will also be available through the
Company's direct sales forces, as well as through SecurWorld channel partners.

      The foregoing descriptions of the Merger Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement which are filed as Exhibits
2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statements of Business Acquired.

            Financial statements of business acquired are not required as per Rule 3-05(b) of Regulation S-X.

      (b)   Pro Forma Financial Information.

            Pro forma financial information is not required as per Rule 11-01(c) of Regulation S-X.

      (C)   EXHIBITS.

      2.1 Agreement and Plan of Merger by and among the Registrant, Intrusion Detection Inc., Apple Acquisition Corp., Robert Kane and Lillian Kane, dated March 25, 1998

      10.1 Registration Rights Agreement by and among the Registrant, Robert Kane and Lillian Kane, dated March 25, 1998

      99          Press Release


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                                  SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 26, 1998                SECURITY DYNAMICS TECHNOLOGIES, INC.
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                                               (Registrant)


                                    By:  /s/ Marian G. O'Leary
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                                        Marian G. O'Leary
                                        Senior Vice President, Finance
                                        Chief Financial Officer and Treasurer


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

 2.1 Agreement and Plan of Merger by and among the Registrant, Intrusion Detection Inc., Apple Acquisition Corp., Robert Kane and Lillian Kane, dated March 25, 1998

 10.1 Registration Rights Agreement by and among the Registrant, Robert Kane and Lillian Kane, dated March 25, 1998

 99         Press Release